Schedule

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made this 3th day of November, 2014 by and between:

(1)	a. ARIS Foreign Trade and Construction Inc., a company organized and existing under the laws of the Turkey under registration number 99454 whose registered address is at [Abdullah Cevdet Street, Building 20, Cankaya, Ankara, Turkey] (hereinafter “Aris”);and

b. Muzaffer Mithat Ataman Turkish Citizen (Turkish National ID No: 31630007190)

resident in [Abdullah Cevdet Street, Building 20, Cankaya, Ankara, Turkey], representing the retail owners through the official documents of Power of Attorney issued by the retail owners in relation with the retail registry numbers listed in Schedule 2.a, included the retail units owned by himself, (hereinafter “Ataman”).

c. PG Proje Geliştirme Gayrimenkul A.S., a joint stock Company organised and existing under the laws of Republic of Turkey, registered in Istanbul under registration number 883843, whose registered address is at [Akcaburgaz Mh. 99. Sk. Han Plaza No: 15/A Cakmakli, Esenyurt, Istanbul, TURKEY], (hereinafter “PG Company”)

(hereinafter Aris and Ataman are jointly the 'First Party'); and

(hereinafter Aris, Ataman and PG Company are jointly the 'Sellers'); and

(2)                  Strategic Internet Investments, Incorporated, a public company registered and incorporated in the State of Delaware, USA and having principle business office at address 24 First Avenue, P.O. Box 918, Kalispell, MT, 59903, (hereinafter “SIII” or the “Purchaser”)

WHEREAS the First Party declares that it is the owner, or where not the direct owner, represents the owners through Power of Attorney, of retail outlets in Turkey, namely the Akcenter Outlet and Shopping Center, Ankara, Turkey, as more particularly described in Schedule 1 in which Registry numbers of the total Retail Unit 1 – 166 all included hereto (hereinafter the 'Property'); and

WHEREAS PG Company will, under this Agreement, accept title transfer of the Property and act as the Property’s registered Turkish owner and the local manager for the Project and will hold certain Convertible Securities of SIII, registered in its name and deposited into trust, for and on behalf of the Sellers.

WHEREAS SIII is desirous of purchasing the Property of the First Party by either acquiring 100% of PG Company or 100% of the Property as more particularly described within this agreement.

WHEREAS the Sellers intends to accept Convertible Securities of SIII as full payment of the Purchase Price for the Property as more particularly described with this agreement.

Whereas all parties to this Agreement

IT IS HEREBY AGREED AS FOLLOWS:

1                     Definitions and Interpretation

1.1                 In this Agreement, the following expressions will have the following meanings:

'Agreement' means this Sale and Purchase Agreement.

‘Allowable Party’ means a shareholers of PG Company and/or other sophisticated and accredited investors introduced by the shareholders of PG Company or SIII.

‘Completion Date' means the date, or dates if more than one, when the Purchaser takes possession of the Property from the First Party.

“Convertible Debenture Subscription Agreement” mean the Convertible Debenture Subscription Agreement entered into between SIII and the Sellers dated for references October ___, 2014 attached to the Agreement as Schedule 3.

“ Convertible Securities” means those convertible debenture securities to be issued pursuant to the Convertible Debenture Subscription Agreement,  by SIII into escrow for the benefit of the First Party as payment of the Purchase Price, as well as issued as deposits for services to be rendered by other parties that will enter into certain contracting management and renovation services for the Project, as outlined within this Agreement.

'Effective Date' means the date of signature of this Agreement by the Parties and in the event of different dates, the date of the last signature.

'Encumbrance' means any mortgage, Charge, pledge, lien, assignment, Option, Restriction, Claim, right of pre-emption, right of first refusal, third party right or interest, other encumbrance or security interest of any kind.

‘Escrow Agreement’ means that agreement to be entered into with a mutually acceptable escrow agent, which escrow agent will administer the Convertible Security as per the instructions identified within Schedule 4 of this Agreement.

“POA” or “POA’s” means the Powers of Attorney, attached to this agreement as Schedule 2.b, issued by the retail owners in relation to the retail registry numbers of the Property as identified in Schedule 2a, appointing Ataman as their legal and irrevocable attorney with respect to the purchase of the Property as outlined within this agreement.

'Property' means the commercial and retail outlets more particularly described in Schedule 1 hereto.

'Purchase Price' means the appraised value of Euro 60,000,000  (Euro sixty million) to be paid by the Purchasers, with the Convertible Securities of SIII, as outlined below,

“SierraReval Inc.” means the current Rental and Facilities Management Company for the Project.

1.2                 In this Agreement:

1.2.1            a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or other entity;

1.2.2            the words including and include shall mean including without limitation and include without limitation, respectively;

1.2.3            a reference to a clause or schedule is a reference to a clause or schedule of or to this Agreement, and the schedules form part of this Agreement;

1.2.4            references to an individual or a natural person include his or her estate and personal representatives; and

1.2.5            references to a Party to this Agreement include the successors or assigns (immediate or otherwise) of that Party;

1.2.6            The headings in this Agreement do not affect its Interpretation.

2                     Transfer of Property

The First Party declares and warrants that it is the legal owners, or legally represents the legal owners, of the Property and agrees to sell all rights, title and interest in the Property, free from any Encumbrances, to the Purchasers for the Purchase Price as herein provided.

3                     Obligations of the Parties

3.1                 Obligations of the Sellers:

3.1.1            The First Party will forthwith upon the Effective Date provide evidence of ownership of the Property to the satisfaction of the Purchasers.

3.1.2            Forthwith, the First Party shall deliver the title deeds of the Property in a transferable form, free and clear of any and all encumbrances, to an Escrow Agent that will hold those title deeds in trust till such time as SIII delivers to the Escrow Agent the total amount of Convertible Debentures with deemed value equal to the Purchase Price, after which the Escrow Agent will immediately affect the transfer of the Property to PG Company and subsequently, the Escrow Agent will further administer the Convertible Debentures as outlined within Schedule 4

3.1.3            Forthwith upon transfer of the Property into the name of PG Company, PG Company shall become the Property manager and administer the business of the Property under the direction of PG Company’s management and board of directors, both of which will have representation of at least one member elected by SIII.

3.1.4  Upon the conversion of the Convertible Securities, by any Allowable Party, into common shares of SIII, PG Company shall transfer ownership of the Property free and clear of any and all encumbrances, either in part or in whole, into the name of a Turkish subsidiary of SIII to be formed for that purpose, if necessary.  If less than 100% of the Convertible Security is converted than that pro-rata percentage of the ownership that it attributable to the amount of Convertible Security converted shall be transferred to SIII.

3.2                 Obligations of the Purchaser:

3.2.1     The Purchasers shall make full payment of the Purchase Price to the First Party by issuing the Convertible Securities, with a total deemed value equal to the Purchase Price, into the name of PG Company and the Convertible Securities shall be deposited into Escrow with a mutually acceptable Escrow Agent where the Escrow Agent will administer the Convertible Securities under an Escrow Agreement that will contain the terms identified within Schedule 4 of this Agreement.  It is the intent of the First Party that the Convertable Securities will either be held by the First Party for investment purposes or alternatively, some or all of the Convertable Securities may be purchased by an Allowable Party.

3.2.2    In order induce Pivotek-Akun-Alpinsaat JV., (the “Renovation Contractor”) to commence and undertake the required renovation works of decoration , restoration and renovation of the Property, (the “Renovation Work”) according to the requirements defined by SierraReval Inc. and approved by the Purchaser and PG Company, the Purchasers shall issue Convertible Securities into the name of Renovation Contractor of deemed value of Euro 4,000,000  (Euro four million), hereinafter referred to as the “Renovation Deposit”.  The Renovation Deposit shall be deposited into an escrow trust with a mutually appointed Escrow Agent.    The Renovation Deposit will be released from escrow by the Escrow Agent on a schedule and under terms to be agreed upon by the Purchaser, PG Company and the Renovation Contractor.  The Renovation Work will be managed and directed by PG Company, represented by Erdal Yal ,Civil Eng. MSci.  .  PG Company and the Renovation Contractor shall operate under an industry standard FIDIC construction agreement normal for the works contemplated to be attached to this agreement as Schedule 5.

3.2.3   In order to induce SierraReval Inc. to accept and undertake the Project management operations as defined in the Rental and Facilities Management Agreement “ the “RFM Agreement” , attached as Schedule 6 to this Agreement, the Purchaser shall issue Convertible Securities into the name of SierraReval Inc. with a deemed value of USD $1.350.000,00 (one-million-three-hundred-fifty-thousands American Dollars)(the “Management Deposit”),  into an escrow trust with a mutually appointed Escrow Agent.    The Management Deposit will be released from escrow by the Escrow Agent on a schedule to be agreed upon by the Purchaser, PG Company and SierraReval Inc.  The Management deposit shall be considered as a payment deposit for the fees of the rental and facilities management works and services of the first two years to SierraReval  Inc. and should SierraReval Inc. be paid in cash from the operations of the Project, then the Escrow Agent will have instruction not to release the Management Deposit to SierraReval and return, either in whole or in part on a pro-rata basis, the Convertible Securities to SIII for surrender to SIII’s treasury.

4.0                 General

4.1                 Without prejudice to the respective obligations of the First Party and the Purchasers as herein provided, each Party will provide such reasonable assistance to the other as may be requested of it in order to carry out each Party's respective obligations under this Agreement.

4.2                 The First Party undertakes to the Purchasers that it will use its best endeavors to ensure that all necessary approvals and/or permissions are obtained from all concerned departments or agencies of government (whether local central or local government) in order that the Completion Dates as may be agreed between the Parties for the transfer of the Property may be adhered to.

4.3                 Forthwith upon the completion of the transfer of ownership of the Property by the First Party to the Purchaser, the Purchaser shall enter an agreement with SierraReval or other reputable Rental and Facilities Management Company for the management and rental of the Property.

4.4                 Rental income from the Property will be received by PG Company hereof be deposited in an operating account of PG Company, for so long as the Property remains registered in the name of PG Company.  The Net Profits after taxes (the “Net Profit”) generated form the Project operations will be deposited into the respective bank accounts of; the First Party as to 50% of the Net profit, PG Company as to 30% of the Net Profits and SIII as to 20 % of the Net Profits.  These percentages of Net Profits sharing shall adjust accordingly and be paid to SIII, on a pro-rata basis, from the date of any conversion of the Convertible Securities mandating Property ownership transferring to SIII, either in whole or in part.  Should any of the Sellers transfer ownership of their Convertible Securities, not involving a conversion of the Convertible Security, the pro-rata share of the Net Profits attributable to the portion of the Convertible Securities transferred will, after transfer of the Convertible Securities, be paid to the transferee.

4.5                 Each Party undertakes at the request of the other Party, and at the cost of the requesting party, to do all acts and execute all documents which may be necessary to give effect to the meaning and intention of this Agreement.

5                     Entire Agreement

5.1                 This Agreement constitutes the entire agreement between the Parties in connection with its subject matter and supersedes all previous agreements and understandings between the Parties in connection with its subject matter.

6                     Governing Law and Jurisdiction

6.1                 The governing laws of the England & Wales and of the Republic of Turkey shall apply to this Agreement.

6.2                 Any dispute arising out of the formation, performance, Interpretation, nullification, termination or invalidation of this Agreement or arising there from or related thereto in any manner whatsoever, shall be settled by arbitration in accordance with the provisions set forth under of the Rules of the London Court of International Arbitration ('LCIA') by one or more arbitrators appointed in compliance with the Rules. The seat of Arbitration shall be London and the language used shall be the English Language. Any award of the arbitrators shall be final and binding.

AS WITNESS this Agreement of five pages has been entered into by the Parties (or their duly authorized representatives) on the Effective Date.

This agreement signed 1 copy and at Dubai  on the date of   03/11 /2014.

Signed by:	Signed by:

SELLER:	PURCHASERS:

ARIS Foreign Trade and Construction Inc.	Strategic Internet Investments, Incorporated

Signed by “Muzaffer Mithat Ataman”	Signed by “Abbas Salih”
______________________________________________	Abbas Salih, President
Managing Director

(Schedules available with entire Agreement at Company Website – See address in body of 8K)